Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-4

JBS N.V.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Debt	5.950% Senior Notes Due 2035	(1)	457(o)	1,000,000,000	$1.00	$1,000,000,000.00	0.0001381	$138,100.00
Fees to be Paid	Debt	6.375% Senior Notes due 2055	(2)	457(o)	750,000,000	1.00	750,000,000.00	0.0001381	103,575.00
Fees to be Paid	Debt	5.500% Senior Notes Due 2036	(3)	457(o)	1,250,000,000	1.00	1,250,000,000.00	0.0001381	172,625.00
Fees to be Paid	Debt	6.250% Senior Notes due 2056	(4)	457(o)	1,250,000,000	1.00	1,250,000,000.00	0.0001381	172,625.00
Fees to be Paid	Debt	6.375% Senior Notes Due 2066	(5)	457(o)	1,000,000,000	$1.00	$1,000,000,000.00	0.0001381	$138,100.00

Total Offering Amounts:							$5,250,000,000.00		725,025.00
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$725,025.00

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Offering Note(s)

(1)	The proposed maximum aggregate offering price is being used to calculate the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

JBS N.V., JBS USA Foods Group Holdings, Inc. and JBS USA Food Company Holdings are the co-issuers of the notes being registered hereby.
(2)	The proposed maximum aggregate offering price is being used to calculate the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

JBS N.V., JBS USA Foods Group Holdings, Inc. and JBS USA Food Company Holdings are the co-issuers of the notes being registered hereby.
(3)	The proposed maximum aggregate offering price is being used to calculate the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

JBS N.V., JBS USA Foods Group Holdings, Inc. and JBS USA Food Company Holdings are the co-issuers of the notes being registered hereby.
(4)	The proposed maximum aggregate offering price is being used to calculate the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

JBS N.V., JBS USA Foods Group Holdings, Inc. and JBS USA Food Company Holdings are the co-issuers of the notes being registered hereby.
(5)	The proposed maximum aggregate offering price is being used to calculate the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

JBS N.V., JBS USA Foods Group Holdings, Inc. and JBS USA Food Company Holdings are the co-issuers of the notes being registered hereby.